UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2005, TLC Vision Corporation issued a press release announcing the acceleration of stock options previously awarded to directors, officers and current employees. TLC’s Board of Directors approved the accelerated vesting of all unvested and "out-of-the money" stock options with an exercise price per share of $8.75 or higher.

The accelerated vesting will result in options previously awarded for the purchase of approximately 662,000 shares of TLC common stock to vest immediately. Of the 662,000 vested options, 155,625 of those are held by executive officers. Based upon the December 13, 2005 closing stock price on NASDAQ of $6.23, none of these options has a current economic value.

The Board of Directors believes the accelerated vesting of these options to be in the best interest of TLC Vision’s shareholders and employees. Further details are included in the press release, a copy of the press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 December 14, 2005 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

December 16, 2005	By:	/Brian L. Andrew/

Name: /Brian L. Andrew/
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	December 14, 2005 Press Release - Stock Options